EXHIBIT 23.1

                     Consent of PricewaterhouseCoopers LLP,

                    Independent Certified Public Accountants,


                             dated December 18, 2001



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in this Post-Effective Amendment No. Nine to the Registration Statement on Form S-11 of our report dated January 26, 2001 relating to the financial statements and financial statement schedule of CNL Hospitality Properties, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Orlando, Florida
December 18, 2001